                                                        Exhibit No. EX-99.g.1.vi

                                    AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

As of August 14, 2006

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

     RE:  AMENDMENT  TO  THE  MULTIPLE  SERVICES  AGREEMENT  SECURITIES  LENDING
          AUTHORIZATION  DATED JULY 15, 1997 - TO REFLECT TE ADDITION OF SERIES,
          NAME CHANGES TO SERIES AND ELIMINATION OF SERIES

Dear Sirs:

We refer to the Amendment to the Multiple Services Agreement  Securities Lending
Authorization  dated  July 15,  1997 (the  "Securities  Lending  Authorization")
between  JPMorgan  Chase  Bank (the  "Custodian"),  as  successor  to the Morgan
Stanley Trust  Company,  and The UBS Funds (the  "Client").  The parties  hereby agree as follows:

     1.   Schedule  A is  replaced  in its  entirety  with  Schedule  A attached hereto.

The Multiple  Services  Agreement,  as amended by this letter  amendment,  shall continue in full force and effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one copy to _____________________,  J.P. Morgan Investor Services Co.,
73 Tremont St., Boston, MA 02108.

                                         Very truly yours,

                                         JPMORGAN CHASE BANK

                                         By:  _______________________
                                         Name:
                                         Title: Vice President
Accepted and Agreed:

THE UBS FUNDS

By:  _____________________
Name: Joseph Malone
Title: Treasurer and Principal Accounting Officer

                                   SCHEDULE A

                                    MAXIMUM PERMISSIBLE     MAXIMUM PERMISSIBLE
                                    LOAN PERCENTAGE -       LOAN PERCENTAGE -
ACCOUNT                             TOTAL FUND              SINGLE ISSUE

THE UBS FUNDS

UBS U.S. Bond Fund                   33 1/3% of total assets

UBS High Yield Fund                  33 1/3% of total assets

UBS U.S. Large Cap Equity Fund       33 1/3% of total assets

UBS U.S. Large Cap Value Equity
Fund                                 33 1/3% of total assets

UBS U.S. Large Cap Growth Fund       33 1/3% of total assets

UBS U.S. Small Cap Growth Fund       33 1/3% of total assets

UBS U.S. Small Cap Equity Fund       33 1/3% of total assets

UBS U.S. Real Estate Equity Fund     33 1/3% of total assets

UBS Global Allocation Fund           33 1/3% of total assets

UBS Global Equity Fund               33 1/3% of total assets

UBS Global Bond Fund                 33 1/3% of total assets

UBS International Equity Fund        33 1/3% of total assets

UBS Emerging Markets Debt Fund       33 1/3% of total assets

UBS Emerging Markets Equity Fund     33 1/3% of total assets

UBS Dynamic Alpha Fund               33 1/3% of total assets

UBS Absolute Return Bond Fund        33 1/3% of total assets

UBS U.S. Mid Cap Growth Equity
Fund                                 33 1/3% of total assets

UBS U.S. Equity Alpha Fund           33 1/3% of total assets

* U.S. Equity Securities                                              80%
* All other Securities                                               100%